Exhibit 99.1

PRESS RELEASE

ZAIS GROUP HOLDINGS, INC.  ENTERS INTO DEFINITIVE MERGER AGREEMENT; TRANSACTION WOULD RESULT IN COMPANY GOING PRIVATE

Red Bank, NJ – January 12, 2018 – ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) (“ZAIS” or the “Company”) today announced that it has signed a definitive merger agreement with Z Acquisition LLC, a Delaware limited liability company (“Z Acquisition”), and ZGH Merger Sub, Inc., a wholly-owned subsidiary of ZAIS. Christian Zugel, the founder of ZAIS Group, LLC, the Company’s operating subsidiary, and the Company’s Chairman and Chief Investment Officer, is the sole managing member of Z Acquisition. Pursuant to the merger agreement, all of the outstanding common stock of ZAIS that is not (i) beneficially owned by (A) Z Acquisition, the members of Z Acquisition (including Mr. Zugel and Daniel Curry, the Company’s President and Chief Executive Officer), certain trusts for members of Mr. Zugel’s family, and Mr. Zugel’s current spouse (collectively, “Purchaser Group”), or (B) any person who, after the date hereof, acquires common stock of ZAIS through certain issuances pursuant to an exercise of exchange rights, or (ii) owned by certain stockholders who agree with Z Acquisition to retain certain of their common stock in connection with the merger, will be converted into the right to receive $4.10 per share in cash, less any required withholding taxes (the “Merger”).

The $4.10 per share price represents a premium of more than 138% to the closing price of the Company’s shares of Class A common stock (“Class A Common Stock”) on September 5, 2017, the last trading day before the initial proposal from Mr. Zugel and Z Acquisition was publicly disclosed. The majority of the funding for payments required to be made to stockholders of the Company in the Merger will be provided by existing cash of the Company, but a portion of the funding for such payments will be provided by Z Acquisition by means of an acquisition of Class A Units of the Company’s majority-owned subsidiary, ZAIS Group Parent, LLC (“ZGP”).

As previously disclosed on September 5, 2017, Z Acquisition and Mr. Zugel entered into a Share Purchase Agreement (as amended, the “Share Purchase Agreement”) with Ramguard LLC (“Ramguard”) to purchase from Ramguard 6,500,000 shares of Class A Common Stock at $4.00 per share. That agreement has been amended and restated to provide that the purchase price for the Ramguard shares will be the same $4.10 per share price to be paid in the Merger. Once this share purchase is completed, Z Acquisition will own, before consummation of the Merger, approximately 44.66% of the Company’s currently outstanding Class A Common Stock and Purchaser Group overall will own approximately 48.01% of the currently outstanding Class A Common Stock.

The Company’s Board of Directors, acting on the unanimous recommendation of the special committee formed by the Board of Directors (the “Special Committee”), approved the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend that the Company’s stockholders adopt the merger agreement and the transactions contemplated by the merger agreement. The Special Committee, which is comprised solely of independent and disinterested directors of the Company who are unaffiliated with Purchaser Group and management of the Company, negotiated the terms of the merger agreement with Purchaser Group, with the assistance of its legal and financial advisors.

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Paul Guenther, Chairman of the Special Committee, said, “We are confident that we have negotiated a fair price and that this merger is in the best interest of our minority stockholders. The price of $4.10 is an approximately 138% premium over the last trading day before the offer.”

Mr. Zugel said, “On behalf of Z Acquisition, we are pleased to have reached this agreement, which we believe is in the best interests of unaffiliated stockholders of the Company.”

Immediately after the closing of the Merger, ZAIS will become a subsidiary of Z Acquisition. ZAIS is expected to continue its operations and remain headquartered in New Jersey. ZAIS’s executive management team generally is expected to remain in place.

The Merger is subject to approval by the Company’s stockholders (including a non-waivable condition requiring approval by the holders of a majority of the outstanding shares of Class A Common Stock that are not beneficially owned by the members of Purchaser Group, any director or executive officer of the Company, Ramguard, holders of shares that will remain outstanding following the Merger, or any of their respective affiliates), as well as fulfillment of certain other closing conditions. The merger agreement provides for a non-solicitation covenant on the part of the Company, subject to customary “fiduciary out” provisions. If Z Acquisition or the Company, pursuant to a resolution of the Special Committee, were to terminate the merger agreement under certain circumstances, the Company will be required to reimburse the members of Purchaser Group up to a maximum of $1,500,000, in the aggregate, for costs relating to the merger agreement and the Merger. The Merger is not subject to a financing condition.

The Company will in due course call a meeting of stockholders for the purpose of voting on the adoption of the merger agreement. If completed, the Merger will result in the Company becoming a privately-held company and the Company’s common stock would no longer be listed on NASDAQ. Furthermore, if the Merger is completed, current financial and business information of the Company would no longer be available because the Company would no longer be required to file periodic reports.

Houlihan Lokey is serving as financial advisor to the Special Committee, and Alston & Bird LLP is serving as legal counsel to the Special Committee. McDermott Will & Emery LLP is serving as legal counsel to the Company. Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel to Purchaser Group.

ABOUT Z ACQUISITION AND PURCHASER GROUP

Z Acquisition was formed as a special-purpose vehicle for Mr. Zugel and the other members of Purchaser Group, for the primary purpose of entering into the Share Purchase Agreement and the merger agreement. Mr. Zugel is (i) the founder of ZAIS Group, LLC, the Company’s operating subsidiary; (ii) the holder, in his capacity as voting trustee of a trust, the beneficiaries of which are members of Mr. Zugel’s family and his former spouse, of 100% of the Company’s Class B common stock (which provides Mr. Zugel effective voting control over matters put to a vote of the Company’s stockholders, including the election of directors); (iii) the Chairman of the Board of Directors of the Company; (iv) the Company’s Chief Investment Officer; and (v) the sole managing member of Z Acquisition. Mr. Zugel is also the owner of 3,325,000 Class A Units of ZAIS Group Parent, LLC, the Company’s majority owned subsidiary, which are exchangeable, under certain circumstances, for, at the Company’s option, cash, shares of Class A Common Stock (on a one-for-one basis), or a combination of the two, and family members and affiliates of Mr. Zugel (including his former spouse) own an additional 3,675,000 Class A Units of ZAIS Group Parent, LLC that are also so exchangeable under certain circumstances as described above.

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ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS (NASDAQ: ZAIS) owns a majority interest in, and is the managing member of, ZAIS Group Parent, LLC. ZAIS Group Parent, LLC is the sole member of ZAIS Group, LLC, an investment advisory and asset management firm focused on specialized credit strategies with approximately $4.144 billion of assets under management as of September 30, 2017. Based in Red Bank, New Jersey, with operations also in London, ZAIS Group, LLC employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroup.com.

Important Additional Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of ZAIS by Purchaser Group. In connection with the proposed merger, ZAIS will file with the U.S. Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by ZAIS with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at www.zaisgroup.com in the section “ZAIS SHAREHOLDERS” or by directing a written request to the Company’s Secretary at ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701 or calling 732.530.3610.

Participants in the Solicitation

ZAIS and its directors, executive officers and certain other members of management and employees of ZAIS may be deemed to be “participants” in the solicitation of proxies from the stockholders of ZAIS in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of ZAIS in connection with the proposed merger, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information regarding the ownership of the Company’s directors and executive officers in ZAIS stock and other equity is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.zaisgroup.com in the section “ZAIS SHAREHOLDERS” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2016.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. This communication contains forward-looking statements related to ZAIS, Purchaser Group and the proposed acquisition of ZAIS by Purchaser Group and their respective affiliates. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against ZAIS and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results materially different from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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